SCHEDULE II

 				  INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEREP NATIONAL RADIO

          GAMCO INVESTORS, INC.
                       6/24/04            2,000-            1.3700
                       6/23/04            2,000-            1.3500
                       6/22/04            2,000-            1.3500
                       6/21/04            1,000-            1.3500
                       6/18/04            2,000-            1.4000
                       6/17/04            2,000-            1.4500
                       6/17/04            2,000-            1.4200
                       6/14/04            1,500-            1.6350
                       6/01/04            3,000-            1.9000
                       5/11/04            5,000             2.0960
                       5/06/04            1,000             2.2500
                       4/26/04            1,500             2.1500
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       6/17/04            3,500-            1.4357
                       6/16/04            4,500-            1.3911
                       6/15/04            2,000-            1.3500
                       6/14/04            2,500-            1.6520
                       6/10/04            1,500-            1.8600
                       6/09/04            2,000-            1.8700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.